Exhibit 10.1

                             SOUTHWEST AIRLINES CO.
                       1996 INCENTIVE STOCK OPTION PLAN
                  NOTICE OF GRANT OF INCENTIVE STOCK OPTIONS

      Southwest Airlines Co. hereby grants to you (the "Optionee") the right and option (the "Option" or "Options") to purchase shares of the Common Stock of the Company as follows:

      Optionee:
      Grant Date:
      Expiration Date:
      Option Price:
      Options Granted:
      Option Type: Incentive Stock Options
      Vesting Terms:
      Vesting Schedule:

      Optionee understands and agrees that the Option described above is granted in accordance with and subject to the terms and conditions of the Southwest Airlines Co. 1996 Incentive Stock Option Plan (the "Plan") and the applicable terms and conditions accompanying this notice of grant (the "Terms and Conditions").

The Terms and Conditions, together with the Q&A/Prospectus -
Understanding Your Incentive Stock Options, are enclosed with this notice of grant. You can request a copy of the Plan, as well as additional copies of the Q&A/Prospectus and Terms and Conditions, by contacting the Company's Stock Option Administration Department.

You are not required to accept these Options, however, by exercising any of these Options you will be deemed to have agreed to the terms and conditions of the Plan and the Terms and Conditions.

                                             Southwest Airlines Co.






















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                            SOUTHWEST AIRLINES CO.
                      1996 NON-QUALIFIED STOCK OPTION PLAN
                 NOTICE OF GRANT OF NON-QUALIFIED STOCK OPTIONS

      Southwest Airlines Co. hereby grants to you (the "Optionee") the right and option (the "Option" or "Options") to purchase shares of the Common Stock of the Company as follows:

      Optionee:
      Grant Date:
      Expiration Date:
      Option Price:
      Options Granted:
      Option Type: Non-Qualified Stock Options
      Vesting Terms:
      Vesting Schedule:

      Optionee understands and agrees that the Option described above is granted in accordance with and subject to the terms and conditions of the Southwest Airlines Co. 1996 Non-Qualified Stock Option Plan (the "Plan") and the applicable terms and conditions accompanying this notice of grant (the "Terms and Conditions").

The Terms and Conditions, together with the Q&A/Prospectus -
Understanding Your Non-Qualified Stock Options, are enclosed with this notice of grant. You can request a copy of the Plan, as well as additional copies of the Q&A/Prospectus and Terms and Conditions, by contacting the Company's Stock Option Administration Department.

      You are not required to accept these Options, however, by exercising any of these Options you will be deemed to have agreed to the terms and conditions of the Plan and the Terms and Conditions.

                                           Southwest Airlines Co.